UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective April 26, 2005, the board of directors of PerkinElmer, Inc. (the “Company”) amended and restated the Company’s by-laws, primarily to reflect various provisions of the Massachusetts Business Corporation Act, Chapter 156D of the Massachusetts General Laws, which was enacted on July 1, 2004.

The amended and restated bylaws include changes to the following provisions:

•	provisions governing notice of meetings of stockholders (Article I, Section 4);

•	provisions governing stockholder voting by proxy (Article I, Section 7);

•	provisions governing special meetings of the board of directors (Article II, Section 8);

•	provisions governing action by the board of directors by written consent (Article II, Section 11); and

•	the office of the clerk is replaced with the office of the secretary throughout the amended and restated by-laws.

In addition, the amended and restated by-laws include the following new provisions:

•	provisions governing the conduct of stockholder meetings (Article I, Section 10);

•	provisions governing stockholder meetings conducted by remote communication (Article I, Section 11);

•	provisions governing stockholder action by electronic transmission, copy, facsimile or other reliable reproduction of a vote (Article I, Section 12);

•	provisions governing board of directors meetings conducted by remote communication (Article II, Section 7); and

•	provisions governing the provision of notice under the amended and restated by-laws (Article V, Section 12).

The description above is qualified in its entirety by reference to the amended and restated by-laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03. A copy of the Company’s by-laws as previously in effect is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

3.2	Amended and Restated By-laws, as currently in effect

3.3	By-laws, as previously in effect

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 29, 2005	By:	/s/ Robert F. Friel
Robert F. Friel
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-laws, as currently in effect

3.3	By-laws, as previously in effect